Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141232, 333-188445, 333-196873, 333-211155, and 333-271560 on Form S-8, and 333-288430 on Form S-3 of Central Pacific Financial Corp. of our report dated February 27, 2026 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Sacramento, California
February 27, 2026